SUB ITEM 77Q1(a)


         Appendix A, dated December 18, 2007, to the Master Amended and Restated By-Laws for MFS Series
Trust  XII,  dated  January  1, 2002 as  revised  June 23,  2004 and August
 22,  2007,  is  contained  in
Post-Effective  Amendment No. 26 to the Registration  Statement of MFS Series
 Trust XI (File Nos. 33-68310
and 811-7992),  as filed with the Securities and Exchange  Commission via
 EDGAR on January 25, 2008, under
Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.
                                           MFS SERIES TRUST XII


                                        CERTIFICATION OF AMENDMENT
                                       TO THE DECLARATION OF TRUST

                          REDESIGNATION OF CLASS R3 SHARES, CLASS R4 SHARES,
AND
                                             CLASS R5 SHARES


         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated June
29, 2005, as amended (the  Declaration),  of MFS Series Trust XII, a business trust  organized under the
laws of The Commonwealth of Massachusetts (the Trust), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby redesignate all existing
 Class R3, Class R4 and Class
R5 shares (as defined in the Declaration) of MFS Lifetime  Retirement Income
 Fund, MFS Lifetime 2010 Fund,
MFS Lifetime 2020 Fund,  MFS Lifetime 2030 Fund,  and MFS Lifetime 2040 Fund,
 each a series of the Trust,
as follows:


         The class of shares previously designated as Class R3 Shares shall be redesignated as Class
R2 Shares, the class of shares previously designated as Class R4 Shares shall be redesignated as
Class R3 Shares, and the class of shares previously designated as Class R5
 Shares shall be
redesignated as Class R4 Shares.
         I
         N WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The
Commonwealth of Massachusetts, as of April 22, 2008 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.



ROBERT E. BUTLER
Robert E. Butler
804 addressStreetW. Park Avenue
State College PA  16803


LAWERNCE H. COHN
CityplaceLawrence H. Cohn
addressStreet45 Singletree Road
Chestnut Hill MA  02467


DAVID H. GUNNING
PersonNameDavid H. Gunning
addressStreet2571 N. Park Blvd.
CityplaceCleveland Heights StateOH  PostalCode44106


WILLIAM R. GUTOW
PersonNameWilliam R. Gutow
3 Rue Dulac
CityplaceDallas PostalCodeTX  PostalCode75230


MICHAEL HEGARTY
Michael Hegarty
PostalCodePostalCode177 Old Briarcliff Road
Briarcliff PostalCodePostalCodeManor PostalCodeNY  PostalCode10510


J. ATWOOD IVES
PostalCodeJ. Atwood Ives
PostalCodePostalCode17 West Cedar Street
PostalCodePostalCodeBoston PostalCodeMA  PostalCode02108




ROBERT J. MANNING
Robert J. Manning
PostalCodePostalCode13 Rockyledge Road
Swampscott MA  01907


PostalCodePostalCodeLAWRENCE T. PERERA
PostalCodePostalCodeLawrence T. Perera
PostalCodePostalCode18 Marlborough Street
PostalCodePostalCodeBoston PostalCodeMA  PostalCode02116


ROBERT C. POZEN
Robert C. Pozen
PostalCodePostalCode9 Arlington Street
PostalCodePostalCodeBoston PostalCodeMA PostalCode02116


J. DALE SHERRATT
J. Dale Sherratt
PostalCodePostalCode86 Farm Road
Sherborn MA  01770


LAURIE J. THOMSEN
Laurie J. Thomsen
PostalCodePostalCode235 Nashawtuc Road
Concord MA 01742


ROBERT W. UEK
Robert W. Uek
536 Tierra Mar Lane
PostalCodePostalCodeNaples PostalCodeFL  PostalCode34108